Exhibit 107
Calculation of Filing Fee Tables
FORM S-8
(Form Type)
Leonardo DRS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Other	5,382,851(2)	$8.38(4)	$45,108,291.38(4)	0.00011020	$4,970.93
Equity	Common stock, par value $0.01 per share	Other	7,033,633(3)	$9.89(5)	$69,562,630.37(5)	0.00011020	$7,665.80
Total Offering Amounts			12,416,484		$114,670,921.75		$12,636.74
Total Fee Offsets							$12,636.74
Net Fee Due							$0

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock of Leonardo DRS, Inc. (the “Company,” and such shares, “Company Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Company Common Stock.

(2)	Represents shares of Company Common Stock issuable upon the exercise of options outstanding under the Company's 2022 Omnibus Equity Compensation Plan (the “Omnibus Plan”). Pursuant to the Agreement and Plan of Merger, dated as of June 21, 2022, by and among the Company, RADA Electronic Industries (“RADA”) and Blackstart Ltd. (“Merger Sub”), a company organized under the laws of the State of Israel and a wholly owned subsidiary of the Company, effective as of November 28, 2022, Merger Sub merged with and into RADA (the “Merger”), with RADA surviving the Merger as a wholly owned subsidiary of the Company. At the effective time of the Merger, each outstanding option to purchase shares of RADA common stock was converted into an option to purchase shares of Company Common Stock, subject to appropriate adjustments to the number of shares and the exercise price of such award. The number of shares registered hereunder includes the maximum number of shares of Company Common Stock issuable upon the vesting or exercise of such equity awards, subject to appropriate adjustments thereto.

(3)	Represents shares of Company Common Stock reserved for future issuance under the Omnibus Plan.

(4)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $8.38, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the Omnibus Plan.

(5)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of Ordinary Shares of RADA (the predecessor to the Company) as reported on the NASDAQ Capital Market on November 25, 2022.

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(q)
Fee Offset Claims	Leonardo DRS	S-1	333- 253583	February 26, 2021		$12,636.74	Equity	Common Stock, par value $0.01 per share	36,685,000	$807,070,000
Fee Offset Claims	Leonardo DRS	S-1	333- 253583		March 15, 2021						$77,141.34(1)

(1)	The registration fee previously paid in connection with Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on March 15, 2021 was $77,141.34, of which $29,228.94 is available to be claimed as a fee offset and $12,636.74 is being applied to this Registration Statement.